Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-56257 and 333-126445 on Form S-8 of Bernard Chaus, Inc. of our report dated September 30, 2011, relating to the consolidated financial statements and financial statement schedule appearing in this Annual Report on Form 10-K of Bernard Chaus, Inc. for the years ended July 2, 2011 and July 3, 2010.
/s/ Mayer Hoffman McCann CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)
New York, New York
September 30, 2011